Exhibit 99.1

ACENZIA INC.

Financial Statements

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Acenzia Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Acenzia Inc. (the Company) as of April 30, 2021 and 2020 and the related statements of operations and other comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended April 30, 2021 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2021 and 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audits of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

2

Report of Independent Registered Public Accounting Firm to the Board of Directors and Stockholders of Acenzia Inc. (Continued)

Valuation of Inventory

Critical Audit Matter Description

As at April 30, 2021 and 2020, the Company had an inventory balance of $1,359,917 and $369,131, respectively, with an allowance for slow moving and obsolete inventory of $935,295 and $35,945. As discussed in Note 2 to the financial statements, one of the Company’s significant estimates relate to inventory obsolescence which management bases on historical experience and current information available to date.

Auditing management’s estimates for slow moving and obsolete inventory involved subjective auditor judgment because management’s assessment of whether a write-down is required and the measurement of any excess of cost over net realizable value is judgmental and considers a number of qualitative factors that are affected by market and economic conditions outside of the Company’s control.

How the Critical Audit Matter was Addressed in the Audit

We obtained an understanding of the Company’s inventory and obsolescence review process. We observed the physical condition of inventories during physical inventory counts. To determine the adequacy of the allowance for obsolete inventory, our audit procedures included, among others, assessing the methodologies and testing the significant assumptions used by the Company to determine the obsolescence. Our procedures to test the adequacy of the allowance for obsolescence included looking into the expiry dates of the products, the historical sales data and expected consumption and sales, as well as performing a retrospective review of management’s estimation process. We also performed analytical procedures including margin analysis and analytics with respect to key inputs. In addition, we discussed with individuals within the Company’s production and marketing team to corroborate the assumptions related to slow moving products and expected consumption and sales.

Allowance for Doubtful Accounts

Critical Audit Matter Description

As at April 30, 2021 and 2020, the Company had an allowance for doubtful accounts of $468,316 and $nil. As discussed in Note 2 to the financial statements, one of the Company’s significant estimates relate to allowance for doubtful accounts which management bases on expected collectability of the trade receivables, after considering the Company’s historical collection experience and the length of time an account is outstanding.

Auditing management’s estimate for allowance for doubtful accounts involved subjective auditor judgment due to the nature and extent of audit evidence and effort required to address these matters.

How the Critical Audit Matter was Addressed in the Audit

We obtained an understanding of the Company’s allowance for doubtful accounts review process. We evaluated the relevance and the reasonableness of assumptions related to the evaluation of the allowance for doubtful accounts, current economic conditions, and other risk factors used in development of the qualitative factors by comparing these data points to audit evidence gathered.

/s/ SRCO Professional Corporation

We have served as the Company’s auditor since 2021 Richmond Hill, Ontario, Canada September 8, 2021	CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

3

ACENZIA INC.

Balance Sheets

	April 30,	April 30,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$22,011	$371,452
Accounts receivable, net	518,518	257,651
Inventory, net	424,622	333,186
Prepaid expenses and other current assets	57,339	153,243
Total current assets	1,022,490	1,115,532

Property and equipment, net	2,137,050	1,915,084
TOTAL ASSETS	$3,159,540	$3,030,616

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$802,974	$738,865
Harmonized sales tax and accrued expenses	402,068	95,027
Customer deposits	80,354	370,940
Notes payable, current portion	615,946	2,581
Due to related parties	186,255	169,490
Finance lease obligations, current portion	37,879	48,281
Total current liabilities	2,125,476	1,425,184

Note payable, net of current portion	7,999,006	8,071,216
Finance lease obligations, net of current portion	20,884	51,942
TOTAL LIABILITIES	10,145,366	9,548,342

Contingencies (Note 9)	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock; no par value; unlimited shares authorized; 17,509,293 and 17,509,293 shares issued and outstanding at April 30, 2021 and 2020, respectively	223	223
Common stock; no par value; unlimited shares authorized; 7,000 and 7,000 shares issued and outstanding at April 30, 2021 and 2020, respectively	52	52
Other comprehensive income (loss)	(539,632)	292,905
Accumulated deficit	(6,446,469)	(6,810,906)
Total stockholders’ deficit	(6,985,826)	(6,517,726)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,159,540	$3,030,616

The accompanying footnotes are an integral part of these financial statements.

4

ACENZIA INC.

Statements of Operations and other Comprehensive Loss

	Years Ended
	April 30,	April 30,
	2021	2020

Sales	$6,068,135	$4,186,493

Cost of goods sold	3,603,325	3,390,093

Gross profit	2,464,810	796,400

Operating expenses:
Selling expenses	268	-
General and administrative expenses	1,632,546	1,930,610
Debt restructuring costs	-	3,724,639
Total operating expenses	1,632,814	5,655,249

Income (loss) from operations	831,996	(4,858,849)

Non operating income (expense)
Interest expense	(467,559)	(323,691)
Total other income (expense)	(467,559)	(323,691)

Income (loss) before income taxes	364,437	(5,182,540)

Income tax expense	-	-

Net income (loss)	$364,437	$(5,182,540)

Comprehensive income (loss):
Net income (loss)	364,437	(5,182,540)
Foreign currency translation gain (loss)	(832,537)	264,348
Comprehensive income (loss):	$(468,100)	$(4,918,192)

Weighted average shares outstanding - basic and diluted	17,516,293	17,516,293

Earnings (loss) per share - basic and diluted	$0.02	$(0.30)

The accompanying footnotes are an integral part of these financial statements.

5

ACENZIA INC.

Statements of Stockholders’ Deficit

					Other
					Comprehensive		Total
	Preferred Stock		Common Stock		Income	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	(Loss)	Deficit	Deficit
Balance, April 30, 2019	17,509,293	$223	7,000	$52	$28,557	$(1,628,366)	$(1,599,534)

Foreign currency translation loss	-	-	-	-	264,348		264,348
Net loss	-	-	-	-	-	(5,182,540)	(5,182,540)

Balance, April 30, 2020	17,509,293	223	7,000	52	292,905	(6,810,906)	(6,517,726)

Foreign currency translation loss	-	-	-	-	(832,537)		(832,537)
Net income	-	-	-	-	-	364,437	364,437

Balance, April 30, 2021	17,509,293	$223	7,000	$52	$(539,632)	$(6,446,469)	$(6,985,826)

The accompanying footnotes are an integral part of these financial statements.

6

ACENZIA INC.

Statements of Cash Flows

	Years Ended
	April 30,	April 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$364,437	$(5,182,540)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	252,549	222,263
Allowance for doubtful accounts	440,158	-
Allowance for slow moving and obsolete inventory	840,840	(1,220)
Debt restructuring costs	-	3,724,639
Changes in operating assets and liabilities:
Accounts receivable	(653,542)	260,247
Inventory	(885,658)	553,001
Prepaid expenses and other current assets	109,051	(92,620)
Accounts payable	(30,935)	103,624
Harmonized sales tax and accrued expenses	276,853	(41,859)
Customer deposits	(318,895)	307,777
Net cash provided by (used in) operating activities	394,858	(146,688)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(224,817)	-
Net cash used in investing activities	(224,817)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line of credit	-	(1,445,763)
Proceeds from related parties	-	643,521
Repayments to related parties	(5,160)	(1,722,982)
Proceeds from notes payable	-	4,453,239
Repayments on notes payable	(487,821)	(1,395,652)
Repayments on finance lease obligation	(51,336)	(49,519)
Net cash provided by (used in) financing activities	(544,317)	482,844

Effect of exchange rate changes on cash and cash equivalents	24,835	(15,306)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(349,441)	320,850

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	371,452	50,602

CASH AND CASH EQUIVALENTS, END OF YEAR	$22,011	$371,452

CASH PAID FOR:
Interest	$467,559	$323,691
Income taxes	$-	$-

The accompanying footnotes are an integral part of these financial statements.

7

ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Note 1 - Organization and Basis of Presentation

Organization

Acenzia Inc. (the “Company” or “Acenzia”) was incorporated under the laws of the Province of Ontario Canada on May 1, 2015. Acenzia is in the business of providing nutraceutical health solutions through advanced bio-science research and development, proprietary manufacturing, and personalized diagnostics. In addition, Acenzia has developed a multiple international jurisdiction patented technology platform, using zebra fish, which enables rapid analysis of cancer cells, offering cancer patients and their healthcare providers prediction of early metastasis and drug sensitivity thereby potentially providing important information for diagnosis and treatment. The Company’s 36,000 square foot facility is located in Windsor, Ontario, Canada and includes Class 100 pharmaceutical grade cleanrooms and certified laboratories from which Acenzia creates and manufactures evidenced-based dietary, nutraceutical, and food products that can be validated through personalized diagnostics.

Acenzia is licensed by multiple international government agencies including Health Canada, the U.S. FDA and the European Union for Good Manufacturing Practices (GMP) for over the counter and dietary supplement manufacturing. In addition, Acenzia maintains multiple third-party licenses including from the National Sanitation Foundation International (NSF) for meeting the required public health standards for manufacturing food, nutrition, and supplements.

Basis of Presentation

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional currency is the Canadian Dollar (“CAD”); however, the accompanying financial statements were translated and presented in United States Dollars (“$” or “USD”).

Foreign Currency Translation

The accounts of the Company are maintained in CAD. The accounts of the Company are translated into USD in accordance with ASC Topic 830 Foreign Currency Transaction, with the CAD as the functional currency. According to Topic 830, all assets and liabilities are translated at the exchange rate on the balance sheet date, stockholders’ deficit is translated at historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with ASC Topic 220, Comprehensive Income. Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statement of operations and other comprehensive loss. The following table details the exchange rates used for the respective periods:

	April 30,	April 30,
	2021	2020

Period end: CAD to USD exchange rate	$0.8133	$0.7189
Average period: CAD to USD exchange rate	$0.7644	$0.7491

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include allowance for doubtful accounts, valuation allowance on deferred tax assets, allowance for slow moving inventories and useful lives of property and equipment.

8

ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Cash and cash equivalents

For the purpose of the statement of cash flows, cash and cash equivalents include cash on hand and balances with banks.

Accounts Receivable

Accounts receivable are recorded, net of allowance for doubtful accounts and sales returns. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentration, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable and known bad debts are written off against the allowance for doubtful accounts when identified. As of April 30, 2021 and 2020, the allowance for uncollectible accounts receivable was $468,316 and $nil, respectively.

Inventory

Inventories are valued at the lower of cost (determined by the first in, first out method) or net realizable value. Management compares the cost of inventories with the net realizable value and allowance is made for writing down their inventories to net realizable value, if lower. Inventory is segregated into three areas: raw materials, work-in-process and finished goods. The Company periodically assessed its inventory for slow moving and/or obsolete items and any change in the allowance is recorded in cost of goods sold in the accompanying statements of operations and other comprehensive loss. If any are identified an appropriate allowance for those items is made and/or the items are deemed to be impaired. As of April 30, 2021 and 2020, the Company provided an allowance for slow moving or obsolete inventory of $935,295 and $35,945, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization, if any; except land which is not depreciated. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in the statement of operations and other comprehensive loss immediately. Depreciation of property and equipment is provided using the declining balance method for substantially all assets with estimated lives as follows:

Building	30 years
Furniture and fixtures	5 years
Machinery and equipment	5 years

Leases

The Company applies the provisions of ASC Topic 842, Leases which requires lessees to recognize lease assets and lease liabilities on the balance sheet. The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

9

ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at April 30, 2021 and 2020, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash, accounts receivable, and current liabilities, including accounts payable, short-term notes payable, due to related parties and finance lease obligations, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates their fair values due to current market rate on such debt.

As of April 30, 2021 and 2020, the Company did not identify any assets and liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. The Company had no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

10

ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Revenue from product sales are recognized under Topic 606 in a manner that reasonably reflects the delivery of its product to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	Product sales - revenue is recorded at the point of time of delivery.

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as customer deposits.

Sales returns and allowances were insignificant for the years ended April 30, 2021 and 2021. The Company does not provide unconditional right of return, price protection or any other concessions to its customers.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. The preferred stock is convertible into shares of common stock on a one-for-one basis; therefore, both the common stock and preferred stock outstanding are included in the weighted shares outstanding. There were no potentially dilutive securities outstanding during any of the periods presented in these financial statements.

Statement of Cash Flows

Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent Accounting Pronouncements

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes (ASC 740). This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for fiscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

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ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

In May, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt—Modifications and Extinguishments (Subtopic 470-50), Compensation—Stock Compensation (Topic 718), and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40):Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options. This update provides guidance for a modification or an exchange of a freestanding equity-classified written call option that is not within the scope of another Topic. This update is effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the effect of this ASU on the Company’s financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 – Inventory

Inventory at April 30, 2021 and 2020 consisted of the following:

	2021	2020
Raw materials	$996,947	$337,875
Work-in-process	148,573	21,795
Finished goods	214,397	9,461
	1,359,917	369,131
Allowance for slow moving and obsolete inventory	(935,295)	(35,945)
Inventory, net	$424,622	$333,186

See Note 5 for assets pledged as security for notes payable.

Note 4 – Property and Equipment

Property and equipment at April 30, 2021 and 2020 consisted of the following:

	2021	2020
Land	$116,352	$102,847
Building	1,940,862	1,694,519
Furniture and fixtures	560,033	486,758
Machinery and equipment	2,566,725	2,086,708
	5,183,972	4,370,832
Accumulated depreciation	(3,046,922)	(2,455,748)
Property and equipment, net	$2,137,050	$1,915,084

Depreciation expense for the years ended April 30, 2021 and 2020 was $252,549 and $222,263, respectively.

See Note 5 for assets pledged as security for notes payable.

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ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Note 5 – Notes Payable

Notes payable at April 30, 2021 and 2020 consisted of the following:

	2021	2020
Note payable dated December 19, 2019; accrues interest at 8% per annum; monthly interest only payments; secured by land and building; due December 18, 2022.	$1,301,280	$1,150,241
Note payable dated July 3, 2018; accrues interest at 6.5% per annum; monthly interest only payments; secured by the Company’s inventory; due July 3, 2021.	609,975	539,176
Note payable dated December 3, 2019; accrues interest at 3% per annum; secured by land, building and personal property; due December 2, 2022.	5,208,179	5,062,447
Note payable dated December 3, 2018; accrues interest at 4.53% per annum; unsecured; annual payments of approximately $4,000; due December 2, 2028.	31,578	27,913
Note payable dated May 29, 2019; accrues interest at 10.5% per annum; annual interest only payments; secured by land and building; due May 28, 2024.	1,463,940	1,294,020
Total notes payable	8,614,952	$8,073,797
Less notes payable, current portion	(615,946)	(2,581)
Notes payable, noncurrent portion	$7,999,006	$8,071,216

Future scheduled maturities of outstanding notes payable are as follows:

Years Ending April 30,
2022	$615,946
2023	6,512,650
2024	3,335
2025	1,467,426
2026	3,644
Thereafter	11,951
Total payments	$8,614,952

Note 6 – Lease Obligations

The Company leases certain equipment under lease contracts that are accounted for as finance leases. If the contracts meet the criteria for a finance lease, the related equipment underlying the lease contract is capitalized and amortized over its estimated useful life. If the cost of the equipment is not available, the Company calculates the cost by taking the present value of the lease payments using an implicit borrowing rate of 5%.

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ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

The net book value of equipment under finance leases included in property and equipment on the accompanying balance sheet at April 30, 2021 and 2020 is as follows:

	2021	2020
Cost	$209,457	185,145
Accumulated amortization	(122,527)	(79,950)
Net book value	$86,930	$105,195

As of April 30, 2021, the future minimum finance lease payments are as follows:

Years Ending April 30,
2022	$39,472
2023	12,000
2024	9,152
Total payments	60,624
Amount representing interest	(1,861)
Lease obligation, net	58,763
Less lease obligation, current portion	(37,879)
Lease obligation, long-term portion	$20,884

Note 7 – Related Party Transactions

Due to related parties

Due to related parties are amounts loaned to the Company by stockholders and officers, and direct relatives of the stockholders and officers, of the Company that are non-interest bearing, unsecured and payable upon demand. As of April 30, 2021 and 2020, amounts due to related parties was $186,255 and $169,490, respectively.

Note 8 - Income Taxes

The Company is subject to the income tax laws of the Province of Ontario and Canada.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of April 30, 2021 and 2020 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the year ended April 30, 2021 and 2020.

A reconciliation of the differences between the effective and statutory income tax rates for years ended April 30:

	2021		2020
	Amount	Percent	Amount	Percent

Statutory rate	$44,461	12.2%	$(647,818)	12.5%
Permanent differences	-	0.0%	20,211	(0.4)%
Valuation allowance against net deferred tax assets	(44,461)	(12.2)%	627,607	(12.1)%
Effective rate	$-	0.0%	$-	0.0%

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ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

At April 30, 2021 and 2020, the significant components of the deferred tax assets are summarized below:

	2021	2020
Deferred income tax asset
Net operating loss carryforwards	$1,029,270	$951,617
Total deferred income tax asset	1,029,270	951,617
Less: valuation allowance	(1,029,270)	(951,617)
Total deferred income tax asset	$-	$-

The valuation allowance for the years ended April 30, 2021 and 2020 decreased by $43,571 and increased by $640,425, respectively, as a result of the Company generating additional net operating losses in 2020 and the application of net operating loss carryforwards in 2021.

The Company has recorded as of April 30, 2021 and 2020 a valuation allowance of $1,029,270 and $951,617, respectively, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of April 30, 2021 and 2020.

The Company has net operating loss carry-forwards of approximately $8,225,000 that begin to expire in 2030. The 2021, 2020 and 2019 tax years are still subject to audit.

Note 9 - Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

Note 10 - Concentrations

Three customers accounted for 29.9%, 20.6% and 12.6% of the Company sales for the year ended April 30, 2021. At April 30, 2021 two customers accounted for 28.0% and 14.1% of gross accounts receivable Three customers accounted for 28.4%, 23.6% and 19.7% of the Company sales for the year ended April 30, 2020. At April 30, 2020 three customers accounted for 37.1%, 21.3% and 16.56% of accounts receivable

Note 11 – Debt Restructuring Costs

The Company had previously entered into a share purchase agreement with another company (the “Acquiring Company”). The Company became aware that the Acquiring Company would not fulfill its commitment under the share purchase agreement and sought to unwind the transaction. In order to unwind the transaction, the Company agreed to assume certain notes payable of the Acquiring Company. The Company was successful in unwinding and as a result; during the year ended April 30, 2020, took a charge to earnings for debt restructuring cost of $3,724,639.

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ACENZIA INC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended April 30, 2021 and 2020

Note 12 - Subsequent Events

As at September 8, 2021, management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

Subsequent to April 30, 2021, the Company refinanced approximately $2.8 million of notes payable on substantially similar terms.

On May 28, 2021, the Company, Novo Integrated Sciences, Inc., a Nevada corporation (“Novo”), and Novo Healthnet Limited, a wholly owned subsidiary of Novo (“NHL”), entered into a Share Exchange Agreement (“SEA”) by and among Novo and NHL, on the one hand, and the Company and the Company’s shareholders Avec8 Holdings Inc., Ambour Holdings Inc., Indrajit Sinha, Grant Bourdeau and Derrick Bourdeau, on the other hand. Collectively, Avec8, Ambour and Messrs. Sinha, G. Bourdeau and D. Bourdeau are referred to herein as the “Acenzia Shareholders”).

Pursuant to the terms of the SEA, NHL agreed to purchase from the Acenzia Shareholders, and the Acenzia Shareholders agreed to sell to NHL, the Acenzia Purchased Shares on the closing date, in exchange for payment by NHL of the purchase price (the “Purchase Price”) of $25,000,000, less Acenzia’s long-term debt evidenced on the closing balance sheet, and subject to the Working Capital Adjustment and the working capital allowance advanced (the “Adjusted Purchase Price”). The Purchase Price will be paid by the issuance by NHL to the Acenzia Shareholders of certain non-voting NHL preferred shares exchangeable into restricted shares of Novo’s common stock (the “NHL Exchangeable Shares”). The number of NHL Exchangeable Shares to be issued will be calculated at a per share price of $3.91. As of May 28, 2021, the parties to the SEA estimate that the Adjusted Purchase Price will be $14,884,039, resulting in the anticipated issuance of 100 NHL Exchangeable Shares exchangeable into an aggregate of 3,806,660 restricted shares of Novo common stock. The actual Adjusted Purchase Price and number of shares of Novo common stock to be issued upon exchange of the NHL Exchangeable Shares will be determined following the closing, based on the Post-Closing Adjustment.

Pursuant to the terms of the SEA, Novo will create an allowance for working capital in the amount of CAD $2,000,000 (approximately $1,654,800 as of May 28, 2021) for purposes of sustaining organic growth. The advance of any working capital amount is subject to the Company’s board approval. Any amount advanced will be structured as a commercially reasonable loan and will reduce the Purchase Price by the amount advanced, with such reduction resulting in surrender by Acenzia Shareholders of that number of NHL Exchangeable Shares equal to the advance divided by $3.91.

The SEA includes customary representations and warranties and closing conditions. The foregoing description of the SEA is not complete and is qualified in its entirety by reference to the text of the SEA, a copy of which was filed under Form 8-K, by Novo, with the Securities and Exchange Commission (File No. 001-40089) on June 3, 2021.

On June 24, 2021, the SEA closed and as a result of this transaction, the Company is a wholly owned subsidiary of NHL.

In June 2021, the Company, NHL, Novo and the holders of the note payable in the amount of approximately $5.2 million entered into an agreement by virtue of which the holders have an option to convert the note into equity.

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